                                                                    Exhibit 10.1

                                PLEDGE AGREEMENT

     This is a pledge agreement made as of the 31st day of July, 2000 between Alan Goldsworthy, an individual residing at 282 Commonwealth Ave., Newton, MA 02467 ("Pledgor") and Applix, Inc., a corporation organized under the laws of Massachusetts with its principal office at 112 Turnpike Road, Westboro, MA 01581 ("Pledgee").

                                   WITNESSETH:

     WHEREAS, Pledgor has executed and delivered a secured promissory note (the "Note") of even date herewith in the original principal amount of $225,001.88 payable to the Pledgee; and

     WHEREAS, the Pledgor is the owner of the shares of common stock of the Pledgee as set forth on EXHIBIT A attached hereto (the "Pledged Shares") and

     WHEREAS, as collateral security for the obligations of the Pledgor under the Note, the Pledgor has agreed to pledge and grant to the Pledgee a first priority security interest in the Pledged Shares, as more fully set forth herein;

     NOW THEREFORE, the parties hereto agree and acknowledge that the foregoing recitals are true and correct and to the following:

     1. PLEDGE OF SHARES. As security for the full payment and performance of the obligations of the Pledgor under the Note (the "Obligations"), the Pledgor hereby pledges and grants to the Pledgee a security interest in and to all of the Pledged Shares along with any and all stock rights, powers and other distributions, dividends or proceeds in respect thereof (the "Shares").

     2. DELIVERY OF THE SHARES. The Shares have been delivered to the Pledgee on the date hereof, together with undated stock powers executed in blank. So long as the Pledgor is not in default pursuant to Section 7 of this Agreement, the Pledgee shall release to the Pledgor or his broker, that number of shares as have been sold by the Pledgor, upon delivery in cash (or other form acceptable to the Pledgee) of the purchase price for such Shares (minus any brokers commissions or fees) for application to the Pledgor's obligation under the Note. Upon payment in full of the Note, the Pledgee shall return to the Pledgor the Shares, undated stock powers as well as such other instruments, documents, stock certificates, money and goods as may come into Pledgee's possession pursuant to this Pledge Agreement from time to time, whether through delivery by Pledgor or otherwise.

     3. PLEDGEE'S RIGHTS AND DUTIES WITH RESPECT TO THE SHARES. Pledgee's only duty with respect to the Shares shall be to exercise reasonable care to secure the safe custody thereof, all other duties being hereby expressly disclaimed. Pledgee shall have the right but not the obligation to (a) demand, sue for, receive and collect all money or money damages payable on account of any Shares,
(b) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Shares, (c) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to Shares. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor upon demand, become part of the Obligations secured by the Shares and bear interest at the Default Rate provided in the Note until paid. Pledgee shall be relieved of all responsibility for the Shares upon surrendering them to Pledgor.

     4. PLEDGOR'S WARRANTIES AND INDEMNITY. Pledgor represents, warrants and covenants (a) that he is and will be the lawful owner of the Shares, (b) that the Shares are and will be fully paid and non-assessable, (c) that the Shares are and will remain free and clear of all liens, encumbrances and security interests other than the security interest granted by Pledgor hereunder, (d) that the Shares are not subject to any outstanding rights of redemption or options to purchase or sell, (e) that Pledgor has the sole right and lawful authority to pledge the Shares and otherwise to comply with the provisions hereof, (f) no litigation is pending or threatened against the Pledgor, which if adversely determined, would have a material adverse effect against the Pledgor or the Pledgee's rights in respect of the Shares, (g) that the Pledgor agrees to defend the Pledgee's title in the Shares and the security interest therein against any and all claims and demands, and (h) this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms. In the event that any adverse claim is asserted in respect of the Shares or any portion thereof, except such as may result from an act of Pledgee not authorized hereunder, Pledgor promises and agrees to indemnify Pledgee and hold Pledgee harmless from and against any losses, liabilities, damages, expenses, costs and reasonable counsel fees incurred by Pledgee in exercising any right, power or remedy of Pledgee hereunder or defending, protecting or enforcing the security interests created hereunder. Any such loss, liability or expense so incurred shall be paid by Pledgor upon demand, become part of the Obligations secured by the Shares and bear interest at the Default Rate provided in the Note until paid.

     5. VOTING OF SHARES. While Pledgor is not in default hereunder, Pledgor may vote the Shares, provided that such voting shall be in conformity with the Pledgor's performance under this Pledge Agreement and the Note.

     6. DIVIDENDS AND OTHER DISTRIBUTIONS. While Pledgor is not in default hereunder, Pledgor may receive cash dividends, payments of principal and interest, and other cash distributions (other than liquidating distributions) payable with respect to Shares, provided, however, that Pledgor shall immediately inform Pledgee of the receipt of any such dividend, payment or other distribution and shall hold the amount thereof in trust for Pledgee unless and until Pledgee shall in writing release Pledgor from such trust. Pledgor shall cause all non-cash dividends, liquidating distributions and other distributions with respect to Shares to be distributed directly to Pledgee, to be held by Pledgee as additional Shares, and if any such distribution is made to Pledgor, Pledgor shall receive such distribution in trust for Pledgee and shall immediately transfer it to Pledgee.

     7. PLEDGOR'S DEFAULT. Pledgor shall be in default hereunder upon the occurrence of any of the following events:

          (a) Any Event of Default (as defined in the Note) shall occur;

          (b) If Pledgor dies or becomes incapacitated, or if a conservator or guardian of Pledgor is appointed, or if Pledgor suffers any other legal disability;

          (c) If any lien, encumbrance or adverse claim of any nature whatsoever is asserted with respect to any Shares;

          (d) If any representation or warranty of Pledgor hereunder is or shall become false; or

          (e) If Pledgor fails to fulfill any obligation hereunder.

     8. PLEDGEE'S RIGHTS UPON DEFAULT. Upon the occurrence of any default as defined in the preceding section, Pledgee may, if Pledgee so elects in its sole option:

          (a) at any time and from time to time, sell, assign and deliver the whole or any of the Shares, or interest therein, at a sale through a broker in a public market where securities of the type constituting such Shares are usually traded, without any advertisement, presentment, demand for performance, protest, notice of protest, notice of dishonor or any other notice, except to the extent otherwise required by applicable law;

          (b) at any time and from time to time sell, assign and deliver all or any of the Shares, or any interest therein, at any other public or private sale, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Pledgee in its absolute discretion may determine, PROVIDED that (i) at least ten days' notice of the time and place of any such sale shall be given to Pledgor, and (ii) in the case of any private sale, such notice shall also contain the minimum terms of the proposed sale;

          (c) exercise the right to vote, the right to receive cash dividends and other distributions, and all other rights with respect to the Shares as though Pledgee were the absolute owner thereof, whether or not such rights were retained by Pledgor as against Pledgee before default; and

          (d) exercise all other rights available to a secured party under the Uniform Commercial Code and other applicable law.

     9. APPLICATION OF SALE PROCEEDS. In the event of a sale of Shares, the proceeds shall first be applied to the payment of the expenses of the sale, including brokers' commissions, counsel fees, any taxes or other charges imposed by law upon the Shares or the transfer thereof and all other charges paid or incurred by Pledgee pertaining to the sale; and, second, to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion; and, third, the surplus (if any) shall be paid to Pledgor.

     10. NOTICES. All notices made or required to be made hereunder shall be sent by United States first class or certified or registered mail, with postage prepaid, or delivered by hand to Pledgee or to Pledgor at the addresses first above written.

     11. HEIRS, SUCCESSORS, ETC. This Pledge Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of each of the parties hereto.

     12. PLEDGEE'S FORBEARANCE. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in writing by Pledgee.

     13. FURTHER ASSURANCES. The Pledgor covenants and agrees to execute and deliver, or cause to be executed or delivered, all such other stock powers, proxies, instruments, and documents, and will take such other action or actions as the Pledgee may reasonably request from time to time in order to carry out the provisions and purposes hereof.

     14. TERMINATION. This Agreement and the pledge and security interest represented hereby shall terminate upon the indefeasible payment in full of the Obligations.

     15. MISCELLANEOUS.

          (a) This Agreement or any part hereof cannot be changed, waived, or amended except by an instrument in writing signed by Pledgee; and waiver on one occasion shall not operate as a waiver on any other occasion.

          (b) The Uniform Commercial Code and other laws of the Commonwealth of Massachusetts shall govern the construction and enforcement of this Agreement.

          (c) If any part of this Agreement or any agreement, document, or instrument executed in connection herewith shall be deemed invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect, and shall continue to be binding upon the parties.

     16. JURISDICTION. The Pledgor irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Pledgee arising out of or relating to this Pledge Agreement, and the Pledgor waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Pledgor is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts or that the Pledgor's property is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is improper, or that this Pledge Agreement or the subject matter hereof may not be enforced in or by such court. THE PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

EXECUTED under seal at Westboro, Massachusetts as of the date first above written.

                                               PLEDGOR:



                                               /s/ Alan Goldsworthy
                                               Alan Goldsworthy


                                               PLEDGEE:
                                               APPLIX, INC.


                                               By: Edward Terino
                                                  --------------------------
                                                  Name: Ed Terino
                                                       ---------------------
                                                  Title:   CFO
                                                        --------------------

                EXHIBIT A TO PLEDGE AGREEMENT DATED JULY 31, 2000


51,429 shares of Common Stock of Applix, Inc., a Massachusetts corporation.

                             SECURED PROMISSORY NOTE

                                                                   July 31, 2000

$225,001.88                                              Westboro, Massachusetts

     FOR VALUE RECEIVED, Alan Goldsworthy (the "Maker"), promises to pay to Applix, Inc. ("Applix"), or order, at the offices of Applix or at such other place as the holder of this Note may designate, the principal sum of $225,001.88, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of six (6)% per year, compounded annually until paid in full. Principal and interest shall be due and payable on July 31, 2005. Any and all unpaid amounts hereunder, whether for principal, interest or other charges shall be due and payable on July 31, 2005. In the event that the Maker sells any Shares (as defined in the Pledge Agreement (as defined below)) prior to July 31, 2005, the net proceeds from such sale shall become immediately due and payable without notice or demand.

     Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

     Payment of this Note is secured by a security interest in certain property of the Maker (the "Collateral") pursuant to a pledge agreement of even date herewith between the Maker and Applix (the "Pledge Agreement").

     This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

     (1) default in the payment or performance of this or any other liability or obligation of the Maker to the holder, including the payment when due of any principal, premium or interest under this Note;

     (2) the voluntary termination of the Maker's employment with Applix or the termination by Applix of the Maker's employment for Cause. For the purposes of this Note, "Cause" shall mean (a) a good faith finding by Applix that (i) the Maker has failed to perform his or her assigned duties for Applix and has failed to remedy such failure within 10 days following written notice from Applix to the Maker notifying him or her of such failure, or (ii) the Maker has engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of the Maker of, or the entry of a pleading of guilty or nolo contendere by the Maker to, any crime involving moral turpitude or any felony;

     (3)  the occurrence of any event of default under the Pledge Agreement;

     (4) the institution by or against the Maker or any indorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker or any indorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors; or

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two
(2) percentage points above the rate per year specified in the first paragraph of this Note (the "Default Rate"). Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

     In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the holder as a payment of principal.

     All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

     Whenever any amount is paid under this Note, such amount shall be applied to first to interest, and then, to the extent the then outstanding interest has been fully paid, to principal. Notwithstanding the foregoing sentence, at any time after an Event of Default, the holder may apply any amounts paid under this Note thereafter to principal, premium or interest, in such order and manner as shall be determined by the holder in its discretion.

     No reference in this Note to the Pledge Agreement or any guaranty shall impair the obligation of the Maker, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

     The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the holder in enforcing the obligations of the Maker under this Note.

     No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     This Note may be prepaid in whole or in part at any time or from time to time upon five (5) days' prior written notice to the holder. Any such prepayment shall be without premium or penalty.

     None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.


                                             /s/ Alan Goldsworthy
                                             --------------------
                                             Alan Goldsworthy


Attest:


/s/ Edward Hurley-Wales
-------------------------
Name: Edward Hurley-Wales


















                                      -3-